Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS & ADVISORS

PCAOB REGISTERED

June 30, 2008

Securities and Exchange Commission
Office of the Chief Accountant
Washington, DC 20549

Commissioners:

We have read the statements made by Capital City Energy Group, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Capital City Energy Group, Inc.’s Form 8-K report dated June 25, 2008. We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K.

Very truly yours,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

June 30, 2008

2675 S. Jones Blvd. Ste: 109, Las Vegas, NV 89128 (702)253-7511 Fax: (702)253-7501